CHANCERY COURT OF THE STATE OF WYOMING • CHANCERY COURT	This order has been: Granted	
	WY Chancery Court CH-2023-0000028 Filing ID: 72670765 Filing Date: Apr 08, 2024	Judge Richard L. Lavery

WY Chancery Court
Apr 08 2024 01:59PM
CH-2023-0000028
72698614
N/A
FILED

IN THE CHANCERY COURT, STATE OF WYOMING

AISHANGYOU LIMITED, DADA BUSINESS TRADING CO., LIMITED, DONGPING LIU, FENGZHEN AI, MIN LI, PEIFENG YU, PIJUN LIU, WENWEN YU, and YANQIN CHEN,

Plaintiffs and Counterclaim-Defendants,

v

BIMING GUO,

Defendant,

WETRADE GROUP, INC.,

Defendant and Counterclaimant.

Case No. CH-2023-0000028

ORDER RE: STIPULATED NOTICE OF DISMISSAL WITH PREJUDICE

THE COURT, having received and reviewed the *Stipulated Notice of Dismissal with Prejudice* filed by Plaintiffs AiShangyou Limited, Dada Business Trading Co., Limited, Dongping Liu, Fengzhen Ai, Min Li, Peifeng Yu, Pijun Liu, Wenwen Yu, and Yanqin Chen ("Plaintiffs") under Wyo. R. Civ. P. Ch. Ct. 41(a)(1)(A)(ii) and being otherwise fully advised in the premises, hereby FINDS and ORDERS as follows:

Plaintiffs claims against WeTrade Group, Inc. and Biming Guo are dismissed with prejudice. WeTrade may move for fees under any applicable law.

Dated: ______________________

____
Honorable Richard L. Lavery